EXHIBIT 10.1

FIRST AMENDMENT TO
ETHANOL MARKETING AGREEMENT

This FIRST AMENDMENT TO ETHANOL MARKETING AGREEMENT (this “Amendment”) is entered into by and between AE ADVANCED FUELS KEYES, INC., a Delaware Corporation (“AEAFK”), and KINERGY MARKETING, LLC, an Oregon limited liability company (“Kinergy”), as of this 6th  day of September, 2011.  AEAFK and Kinergy are each individually referred to herein as a “Party”, and collectively are referred to herein as the “Parties”.

RECITALS

A.           The Parties entered into that certain Ethanol Marketing Agreement dated October 29, 2010 (the “Agreement”).

B.           The Parties desire to amend the Agreement, as hereinafter set forth.

NOW, THEREFORE, in consideration of the agreements and covenants hereinafter set forth, and intending to be legally bound, the Parties hereto covenant and agree as follows:

AMENDMENTS

1.	Section 2.1(b)(iii) is hereby amended to read in its entirety as follows:

“Effective August 15, 2011, (iii) a marketing fee (the “Marketing Fee”) equal to eight-tenths of one percent (0.8%) of the product of the number of gallons of Ethanol sold to Kinergy multiplied by (i) the Gross Pool Price, less (ii) the Pool Expenses.”

2.	Section 2.2(b)(iii) is hereby amended to read in its entirety as follows:

“Effective August 15, 2011, (iii) a marketing fee (the “Marketing Fee”) equal to eight-tenths of one percent (0.8%) of (i) the Monthly Gross Price, less (ii) Monthly Expenses.”

3.	Section 3.1 is hereby amended to read in its entirety as follows:

“3.1  Term.  This Agreement shall be effective on the date hereof and, unless earlier terminated in accordance with its terms, shall continue in effect until and including August 31, 2013; provided that the term of this Agreement shall automatically renew and be extended for additional one-year periods thereafter unless a Party elects to terminate this Agreement in a writing delivered to the other Party at least 90 days prior to the end of the original or renewal term.”

4.
Except as modified hereby, the Agreement remains in full force and effect.  This Amendment, together with the Agreement and the Exhibits hereto, contains the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements, negotiations and understandings among the Parties with respect to such subject matter.

5. This Amendment may be executed in any number of counterparts and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute one and the same agreement.

IN WITNESS WHEREOF, this Amendment has been duly executed by the Parties hereto as of the date first written above.

AE ADVANCED FUELS KEYES, INC.

By:	/s/ Andrew B. Foster
Name : Andrew B. Foster
Title: President and COO

KINERGY MARKETING, LLC

By:	/s/ Neil M. Koehler
Name: Neil M. Koehler
Title: Chief Executive Officer

2